Exhibit 23.1

中正達會計師事務所
Centurion ZD CPA & Co.
Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.
香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室
Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078
Email 電郵: info@czdcpa.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 25, 2024, in Amendment No. 1 to the Registration Statement (Form F-1/A) and related Prospectus of Fenbo Holdings Limited dated August 14, 2024.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co. (PCAOB ID: 2769)
Hong Kong
August 14, 2024